      As filed with the Securities and Exchange Commission on July 5, 2001
                                           Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                            SANGAMO BIOSCIENCES, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                    68-0359556
    (State or other jurisdiction               (IRS Employer Identification No.)
  of incorporation or organization)

                         501 CANAL BOULEVARD, SUITE A100
                           RICHMOND, CALIFORNIA 94804
               (Address of principal executive offices) (Zip Code)

                                ---------------

               SANGAMO BIOSCIENCES, INC. 2000 STOCK INCENTIVE PLAN
           SANGAMO BIOSCIENCES, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
                    GENDAQ LIMITED 2001 ENTERPRISE MANAGEMENT
                           INCENTIVE SHARE OPTION PLAN
                    (AS ASSUMED BY SANGAMO BIOSCIENCES, INC.)
                            (Full title of the Plans)

                                ---------------

                              EDWARD O. LANPHIER II
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            SANGAMO BIOSCIENCES, INC.
                         501 CANAL BOULEVARD, SUITE A100
                           RICHMOND, CALIFORNIA 94804
                     (Name and address of agent for service)
                                 (510) 970-6000
          (Telephone number, including area code, of agent for service)

                                ---------------

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================
                                                                   Proposed Maximum      Proposed Maximum
                                                Amount to be        Offering Price      Aggregate Offering        Amount of
     Title of Securities to be Registered      Registered(1)          Per Share             Price(2)          Registration Fee
     ------------------------------------      -------------          ---------             ---------         ----------------
   Sangamo BioSciences, Inc.
   2000 Stock Incentive Plan                   775,123 shares         $14.81(2)         $11,479,572.00(2)     $2,869.89
   Common Stock, $0.001 par value

   Sangamo BioSciences, Inc.
   2000 Employee Stock Purchase Plan           221,463 shares         $14.81(2)          $3,279,867.00(2)       $819.97
   Common Stock, $0.001 par value

   Gendaq Limited 2001 Enterprise
   Management Incentive Share Option Plan      125,352 shares          $4.29(3)           $537,760.08(3)        $134.44
   Ordinary shares of 1 pence each
                                             1,121,938 shares                     Aggregate Registration Fee  $3,824.30
                                             ================

====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan and the Gendaq Limited 2001 Enterprise Management Incentive Share Option Plan (as assumed by Sangamo BioSciences, Inc.) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on July 2, 2001, as reported by the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options. Additionally, the weighted average exercise price reflects the currency conversion rate of 1 British pound to 1.4154 U.S. dollars, as published in THE NEW YORK TIMES on July 2, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  Sangamo BioSciences, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 22, 2001, pursuant to Section 13 of the Securities Exchange Act, as amended (the "1934 Act");

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, and filed with the Commission on May 2, 2001; and

         (c) The Registrant's Registration Statement No. 000-30171 on Form 8-A filed with the Commission on March 31, 2000 pursuant to
                  Section 12(g) of the 1934 Act, in which there is described the terms, rights, and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit the indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities
Act of 1933, as amended (the "1933 Act"). Article VII, Section 6 of
Registrant's bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Registrant's certificate of incorporation provides that, subject to Delaware law, its directors will not be personally liable for monetary damages for breach of the a director's fiduciary duty as directors to Registrant and its stockholders. This provision in the certificate of incorporation does not eliminate a director's fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock purchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Registrant has entered into indemnification agreements with its officers and directors. Reference is made to Exhibit 10.4 to Registration Statement No. 333-30134. The indemnification agreements provide Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. Reference is also made to the underwriting agreement contained in Exhibit 1.1 to Registration Statement No. 333-30134, indemnifying Registrant's officers and directors against specific liabilities, and Registrant's Second Amended and Restated Registration Rights Agreement contained in Exhibit 10.3 to Registration Statement No. 333-30134, indemnifying the parties thereto, including controlling stockholders, against liabilities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS


Exhibit Number    Exhibit
--------------    -------
          4       Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statement No. 000-30171 on
                  Form 8-A, together with the exhibits thereto, which are
                  incorporated herein by reference pursuant to Item 3(c) to this
                  Registration Statement.
          5       Opinion and Consent of Brobeck, Phleger & Harrison LLP.
         23.1     Consent of Ernst & Young LLP, Independent Auditors.
         23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
         24       Power of Attorney. Reference is made to page II-4 of this
                  Registration Statement.
         99.1     Sangamo BioSciences, Inc. 2000 Stock Incentive Plan.
         99.2     Sangamo BioSciences, Inc. 2000 Employee Stock Purchase Plan.
         99.3     Gendaq Limited 2001 Enterprise Management Incentive Stock
                  Option Plan.
         99.4     Form of Gendaq Limited Option Agreement.
         99.5     Form of Replacement Stock Option Agreement for Gendaq Limited.

Item 9.  UNDERTAKINGS

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan or 2000 Employee Stock Purchase Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California on this 3rd day of July, 2001.

                                 SANGAMO BIOSCIENCES, INC.


                                 By:   /s/  EDWARD O. LANPHIER
                                     -----------------------------------------
                                           Edward O. Lanphier II
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That each person whose signature appears below constitutes and appoints Edward O. Lanphier II, President and Chief Executive Officer, and Shawn
K. Johnson, Director of Finance, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


              SIGNATURE                                        TITLE                                   DATE
              ---------                                        -----                                   ----


/s/ EDWARD O. LANPHIER                    President,  Chief Executive Officer and Director         July 3, 2001
------------------------------------      (Principal Executive Officer)
Edward O. Lanphier II




/s/ SHAWN K. JOHNSON                      Director of Finance                                      July 3, 2001
------------------------------------      (Principal Accounting Officer)
Shawn K. Johnson





                                          Director
------------------------------------
Herbert W. Boyer, Ph.D.


                                                    II-4


              SIGNATURE                                        TITLE                                   DATE
              ---------                                        -----                                   ----


/s/ WILLIAM G. GERBER                     Director                                                 July 3, 2001
------------------------------------
William G. Gerber, M.D.




/s/ JOHN E.M. JACOBY                      Director                                                 July 3, 2001
------------------------------------
John E.M. Jacoby




/s/ JOHN W. LARSON                        Director                                                 July 3, 2001
------------------------------------
John W. Larson




                                          Director
------------------------------------
William J. Rutter, Ph.D.




/s/ MICHAEL C. WOOD                       Director                                                 July 3, 2001
------------------------------------
Michael C. Wood


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                            SANGAMO BIOSCIENCES, INC.

                                  EXHIBIT INDEX


Exhibit Number    Exhibit
--------------    -------
          4       Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statement No. 000-30171 on
                  Form 8-A, together with the exhibits thereto, which are
                  incorporated herein by reference pursuant to Item 3(c) to this
                  Registration Statement.
          5       Opinion and Consent of Brobeck, Phleger & Harrison LLP.
         23.1     Consent of Ernst & Young LLP, Independent Auditors.
         23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
         24       Power of Attorney. Reference is made to page II-4 of this
                  Registration Statement.
         99.1     Sangamo BioSciences, Inc. 2000 Stock Incentive Plan.
         99.2     Sangamo BioSciences, Inc. 2000 Employee Stock Purchase Plan.
         99.3     Gendaq Limited 2001 Enterprise Management Incentive Stock
                  Option Plan.
         99.4     Form of Gendaq Limited Option Agreement.
         99.5     Form of Replacement Stock Option Agreement for Gendaq Limited.